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                                                                     Exhibit 4.4


                     PARADISE MUSIC & ENTERTAINMENT, INC.
                                      AND
                 CONTINENTAL STOCK TRANSFER AND TRUST COMPANY
                              WARRANT AGREEMENT
                     DATED AS OF ________________, 1996


     AGREEMENT, dated this ____ day of _______, 1996, between PARADISE MUSIC & ENTERTAINMENT, INC., a Delaware Corporation (the "Company"), and CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

                            W I T N E S S E T H:

     WHEREAS, in connection with (i) the offering to the public of up to 1,000,000 Units ("Units") consisting of 1,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock") and 1,000,000 redeemable warrants (the "Warrants"), two Warrants entitling the holder thereof to purchase one additional share of Common Stock, (ii) the over-allotment option to purchase up to an additional 150,000 Units consisting of 150,000 shares of Common Stock and 150,000 Warrants, (the "Over-allotment Option"), and (iii) the sale to Donald & Co. Securities Inc., its successors and assigns (collectively, the "Representative") of warrants (the "Representative's Warrants") to purchase up to 100,000 Units and the underlying 100,000 shares of Common Stock and 100,000 Warrants, the Company will issue up to 1,250,000 Warrants (subject to increase as provided in the Representative's Warrant Agreement); and

     WHEREAS, the Company desires to provide for the issuance of certificates representing the Warrants; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the Representative, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

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     (a)   "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage.

     (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business in New York, New York, shall be administered, which office is located on the date hereof at 2 Broadway, New York, New York 10004.

     (c) "Exercise Date" shall mean, subject to the provisions of Section 5(b) hereof, as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (ii) payment in cash or by check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price in good funds.

     (d) "Initial Warrant Exercise Date" shall mean ____________, 1996 [the effective date of the Registration Statement].

     (e) "Initial Warrant Redemption Date" shall mean ____________, 1996 [the effective date of the Registration Statement].

     (f) "Purchase Price" shall mean, subject to modification and adjustment as provided in Section 8, $___ [120% of the initial public offering price of the Common Stock].

     (g) "Registered Holder" shall mean the person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

     (h) "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether at the time stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

     (i) "Transfer Agent" shall mean Continental Stock Transfer and Trust Company, or its authorized successor.

     (j) "Underwriting Agreement" shall mean the underwriting agreement dated ____________, 1996 [the date of the Prospectus] between the Company and the Representative


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relating to the purchase for resale to the public of the 1,000,000 shares of
Common Stock and 1,000,000 Warrants.


     (k) "Representative's Warrant Agreement" shall mean the agreement dated as of ____________, 1996 [the date of the Prospectus] between the Company and the Representative relating to and governing the terms and provisions of the Representative's Warrants.

     (l) "Warrant Certificate" shall mean a certificate representing each of the Warrants substantially in the form annexed hereto as Exhibit A.

     (m) "Warrant Expiration Date" shall mean, unless the Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (New York time), on the date which is four years after the Initial Warrant Exercise Date, or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close, subject to the Company's right, prior to the Warrant Expiration Date, in its sole discretion, to extend such Warrant Expiration Date on five business days' prior written notice to the Registered Holders.

     (n) "Warrant Agent" shall mean Continental Stock Transfer and Trust Company, or its authorized successor.

     SECTION 2.  WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

     (a) Two Warrants shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrants to purchase at the Purchase Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 8.

     (b) Upon execution of this Agreement, Warrant Certificates representing 1,000,000 Warrants to purchase up to an aggregate 500,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

     (c) Upon exercise of the Over-allotment Option, in whole or in part, Warrant Certificates representing up to 150,000 Warrants to purchase up to an aggregate of 75,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

     (d) Upon exercise of the Representative's Warrants as provided therein, Warrant Certificates representing all or a portion of 100,000 Warrants to purchase up to an aggregate of 50,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof and in the Representative's Warrant Agreement), shall be countersigned, issued and



                                      -3-

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delivered by the Warrant Agent upon written order of the Company signed by its
President, Chairman of the Board, Vice Chairman or an Executive Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary.

     (e) From time to time, up to the Warrant Expiration Date, as the case may be, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued upon any transfer or exchange of Warrants, (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7, (iv) Warrant Certificates issued pursuant to the Representative's Warrant Agreement (including Warrants in excess of the Representative's Warrants to purchase 100,000 shares of Common Stock and 100,000 Warrants issued as a result of the anti-dilution provisions contained in the Representative's Warrant Agreement), and (v) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 8 hereof.

     SECTION 3.  FORM AND EXECUTION OF WARRANT CERTIFICATES.

     (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates).

     (b) Warrant Certificates shall be executed on behalf of the Company by its President, Chairman of the Board, Vice Chairman or any Executive Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by mutual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be mutually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as


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though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

     SECTION 4.  EXERCISE.

     (a) Warrants in denominations of two or whole number multiples thereof may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 5 and 9 hereof) and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Warrant Agent for the account of the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price has been received in good funds by the Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. If Warrants in denominations other than two or whole number multiples thereof shall be exercised at one time by the same Registered Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares of Common Stock issuable upon such exercise. As soon as practicable on or after the Exercise Date and in any event within five business days after such date, if two or more Warrants have been exercised, the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of any two or more Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and, subject to subsection (b) below, shall cause all payments of an amount in cash or by check made payable to the order of the Company, equal to the Purchase Price, to be deposited promptly in the Company's bank account.

     (b) At any time upon the exercise of any Warrants [after one year and one day from the date hereof], the Warrant Agent shall, on a daily basis, within two business days after such exercise, notify the Representative, its successors or assigns of the exercise of any such Warrants and shall, on a weakly basis (subject to collection of funds constituting the tendered Purchase Price, but in no event later than five business days after the last day of the calendar week in which such funds were tendered), remit to the Representative an amount equal to five percent (5%) of the Purchase Price of such Warrants being then exercised unless the Representative shall have notified the Warrant Agent that the payment of such amount with respect to such Warrant is violative of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") or applicable state securities or "blue sky" laws, or the Warrants are those underlying the Representative's Warrants in which event, the

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Warrant Agent shall have to pay such amount to the Company; provided, that, the Warrant Agent shall not be obligated to pay any amounts pursuant to this
Section 4(b) during any week that such amounts payable are less than $1,000 and the Warrant Agent's obligation to make such payments shall be suspended until the amount payable aggregates $1,000, and provided further, that, in any event, any such payment (regardless of amount) shall be made not less frequently than monthly.

     (c) The Company shall not be required to issue fractional shares on the exercise of Warrants. Warrants may only be exercised in such multiples as are required to permit the issuance by the Company of one or more whole shares. If one or more Warrants shall be presented for exercise in full at the same time by the same Registered Holder, the number of whole shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares purchasable on exercise of the Warrants so presented. If any fraction of a share would, except for the provisions provided herein, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to such fraction multiplied by the current market value of a share of Common Stock, determined as follows:

          (1) If the Common Stock is listed, or admitted to unlisted trading privileges on the NYSE or the AMEX, or is traded on the NASDAQ (NMS), the current market value of a share of Common Stock shall be the closing sale price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants on whichever of such exchanges or NASDAQ (NMS) had the highest average daily trading volume for the Common Stock on such day; or

          (2) If the Common Stock is not listed or admitted to unlisted trading privileges, on either the NYSE or the AMEX and is not traded on NASDAQ (NMS), but is quoted or reported on NASDAQ, the current market value of a share of Common Stock shall be the average of the representative closing bid and asked prices (or the last sale price, if then reported by NASDAQ) of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants as quoted or reported on NASDAQ, as the case may be; or

          (3) If the Common Stock is not listed, or admitted to unlisted trading privileges, on either of the NYSE or the AMEX, and is traded on NASDAQ
(NMS) or quoted or reported on NASDAQ, but is listed or admitted to unlisted trading privileges on the BSE or other national securities exchange (other than the NYSE or the AMEX), the current market value of a share of Common Stock shall be the closing sale price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants on whichever of such exchanges has the highest average daily trading volume for the Common Stock on such day; or

          (4) If the Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed for trading on NASDAQ
(NMS) or
quoted or reported on NASDAQ, but is traded in the over-the-counterm market, the current market value of a share of Common Stock shall be the average of the last reported bid and asked prices of the Common Stock reported by the National Quotation Bureau, Inc. on the last business day prior to the date of exercise of the Warrants; or

          (5) If the Common Stock is not listed, admitted to unlisted trading privileges on any national securities exchange, or listed for trading on NASDAQ
(NMS) or quoted or reported on NASDAQ, and bid and asked prices of the Common Stock are not reported by the National Quotation Bureau, Inc., the current market value of a share of Common Stock shall be an amount, not less than the book value thereof as of the end of the most recently completed fiscal quarter of the Company ending prior to the date of exercise, determined in accordance with generally acceptable accounting principals, consistently applied.

     SECTION 5.  RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

     (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

     (b) The Company covenants that if any securities to be reserved for the purposes of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post effective amendment, use its best efforts to cause the same to become effective and use its best efforts to keep such registration statement current while any of the Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Securities Act of 1933, as amended, (the "Act"), to the Registered Holder exercising the Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities law or if the Company receives a letter from the staff of the Securities and Exchange Commission (the "Commission") stating that it would not take any enforcement action if such registration is not effected). The Company will use best efforts to obtain appropriate approvals or registrations under the state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

     (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the persons requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

     (d) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

     SECTION 6.  EXCHANGE AND REGISTRATION OF TRANSFER.

     (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

     (b) The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon the presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

     (c) With respect to any Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

     (d) No service charge shall be made for any exchange or registration of transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     (e) All Warrant Certificates surrendered for exercise or for exchange shall be promptly canceled by the Warrant Agent.

     (f) Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall exercise and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

     [SECTION 8. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK DELIVERABLE.]

     (a) If and to the extent that the number of issued shares of Common Stock of the Company shall be increased or reduced by change in par value, split up, stock split, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to the Warrants and the Purchase Price per share, shall be proportionately adjusted so that the holders of the Warrants, upon exercise thereof shall be entitled to receive that number of shares of Common Stock, for the same aggregate purchase price which would have resulted immediately following such action had the Warrants been exercised immediately prior thereto.

     (b) If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the securities immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in such event appropriate provision shall be made with respect to the rights and interests of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase
Price of the Warrants and of the number of securities purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

     (c) Upon every adjustment of the Purchase Price or the number of securities issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in clauses (a) or (b) of this Section 8, then, in any such event, the Company shall give written notice in the manner set forth in this Agreement of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distributions, or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein shall not affect the legality or validity of such event.

     (d) Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional securities upon exercise of Warrants. If, by reason of any adjustment made purchase to this Section 8, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a security, the Company shall, upon such exercise, purchase such fractional interest as set forth in clause (c) of
Section 4.

     (e) The form of Warrant need not be changed because of any adjustment pursuant to this Section 8, and Warrants issued after such adjustment may state the same Purchase Price and the same number of securities as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

     SECTION 9.  REDEMPTION.

     (a) Commencing on the Initial Warrant Redemption Date, the Company may, on 30 days' prior written notice redeem all the Warrants at five cents ($.05) per Warrant, provided, however, that before any such call for redemption of Warrants can take place, the (A) average closing bid price for the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), if the Common Stock is then traded in the over-the-counter market or (B) if not traded in the over-the-counter market, the average closing sale price, if the Common Stock is then traded on NASDAQ/National Market System or on a national securities exchange, shall have, for twenty (20) consecutive trading days ending on the fifth day prior to the date on which the notice contemplated by (b) and (c) below is given, equalled or exceeded, $______ [120% of the exercise price of the Warrant] (subject to adjustment in the event of any stock splits or other similar events as provided in Section 8 hereof). Notwithstanding the foregoing, the Warrants underlying the Representative's Warrants are subject to redemption, if the Warrants are resold pursuant to Rule 144 or an effective registration statement.

     (b) In case the Company shall exercise its right to redeem all of the Warrants, it shall give or cause to be given notice to the Registered Holders of the Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. Not less than five business days prior to the mailing to the Registered Holders of the Warrants of the notice of redemption, the Company shall deliver or cause to be delivered to the Representative a similar notice telephonically and confirmed in writing together with a list of the Registered Holders (including their respective addresses and number of Warrants beneficially owned) to whom such notice of redemption has been or will be given.

     (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less than thirty (30) days after the date of mailing of such notice, (iii) the place where the Warrant Certificate shall be delivered and the redemption price shall be paid, (iv) that the Representative is the Company's exclusive warrant solicitation agent and shall receive the commission contemplated by Section 4(b) hereof, and (v) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (d) Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

     SECTION 10.  CONCERNING THE WARRANT AGENT.

     (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and the Representative, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

     (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

     (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the President, Chairman of the Board of Directors, Vice Chairman or any Executive Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

     (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence, willful misconduct or breach of this Agreement.

     (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence, willful misconduct or breach of this Agreement), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of each notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense.
Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

     (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Warrant Certificate.

     (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Warrant Agent shall retain for a period of two years from the date of exercise any Warrant Certificate received by it upon such exercise.

     SECTION 11.  MODIFICATION OF AGREEMENT.

     The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than a majority of the Warrants then outstanding. In addition, this Agreement may not be modified, amended or supplemented without the prior written consent of the Representative, other than to cure any ambiguity or to correct any provision which is inconsistent with any other provision of this Agreement or to make any such change that is necessary or desirable and which shall not adversely affect the interests of Representative and except as may be required by law.

     SECTION 12.  NOTICES.

     All notices, requests, comments and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid, or delivered to a telegraph office for transmission if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at Paradise Music & Entertainment, Inc., 420 West 45th Street, 5th Floor, New York, NY 10036; Attn: John Loeffler, President, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its Corporate Office. Copies of any notice delivered pursuant to this Agreement shall be delivered to Donald & Co. Securities Inc., Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or at such other address as may have been furnished to the Company and the Warrant Agent in writing.

     SECTION 13.  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

     SECTION 14.  BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation. The Representative is, and shall at all times irrevocably be deemed to be, a third-party beneficiary of this Agreement, with full power, authority and standing to enforce the rights granted to it hereunder.

     SECTION 15.  COUNTERPARTS.

     This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first date first above written.

[SEAL]

PARADISE MUSIC &                          CONTINENTAL STOCK TRANSFER
ENTERTAINMENT, INC.                       AND TRUST COMPANY
                                          As Warrant Agent

By:                                       By:
   -------------------------------           -------------------------------
     John Loeffler                              Steven G. Nelson
     President                                  Chairman



By:
   -------------------------------
     Richard Flynn
     Secretary

                                    EXHIBIT A

                          [Form of Warrant Certificate]